UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 2, 2007

R&G Financial Corporation
(Exact name of registrant as specified in its charter)
Puerto Rico
(State or other jurisdiction of incorporation)

001-31381 (Commission File Number)	66-0532217 (I.R.S. Employer Identification No.)
290 Jesús T. Piñero Ave.
Hato Rey, San Juan, Puerto Rico 00918
(Address of principal executive offices and zip code)
(787) 758-2424
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets.
On November 2, 2007, R&G Financial Corporation (“RGF”) completed the previously announced sale of all of the outstanding common stock of its Casselberry, Florida-based, savings bank subsidiary, R-G Crown Bank FCB (“Crown”) to Fifth Third Financial Corporation, a subsidiary of Fifth Third Bancorp (“Fifth Third”). In connection with the transaction, Fifth Third also assumed the approximately $50 million of outstanding trust preferred obligations of R&G Acquisition Holdings Corporation (“RAC”), a wholly-owned subsidiary of RGF and the direct parent of Crown. The cash proceeds received by RGF in connection with the closing was $258.75 million, $5.0 million of which will be held in a third party escrow account for one year to cover possible indemnification obligations. Due to certain adjustments taken pursuant to the provisions of the Stock Purchase Agreement dated May 20, 2007 among RGF, RAC, Crown and Fifth Third (the “Stock Purchase Agreement”), the cash proceeds are less than the $288 million which was previously announced in connection with the signing of such agreement. The Stock Purchase Agreement was filed as an Exhibit to the Current Report on Form 8K filed by RGF on May 21, 2007 with the Securities and Exchange Commission and is hereby deemed to be incorporated by reference. In connection with the closing of the transactions contemplated by the Stock Purchase Agreement, Fifth Third also acquired from a company owned by Victor J. Galan, a director of RGF and its former Chairman of the Board and Chief Executive Officer, certain real property upon which Crown operated branch offices. Immediately following the closing of such transaction, RAC used a portion of the proceeds to redeem all of its $150 million issue of outstanding Series A preferred stock further described in RGF’s Current Report on Form 8-K filed with the SEC on March 31, 2006, and RGF repurchased all of the outstanding warrants, also described in that Form 8-K, to purchase 8.75 million shares of RGF common stock for nominal consideration, as further disclosed in Item 7.01 hereof.
Item 7.01      Regulation FD Disclosure.
On November 2, 2007, RGF announced by press release that it has filed its amended Annual Report on Form 10-K/A for the year ended December 31, 2004 (the “2004 10-K/A”), which includes the restatement of its consolidated financial statements for the years 2002 through 2004.
In addition, RGF announced that it has received regulatory permission from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico, to make dividend payments on its preferred stock and trust preferred securities that are due to be paid in November of this year and the preferred stock of RAC, from October 1 through November 2, 2007, at which time the RAC preferred stock was redeemed in full, immediately following the acquisition of Crown, by Fifth Third pursuant to the terms of the Stock Purchase Agreement, discussed in Item 2.01.
The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of RGF’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Forward Looking Statements
     The information included in this Current Report on Form 8-K contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” “estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
     The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: the Company’s ability to attract new clients and retain existing clients; risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates; potential adverse effects to the Company’s financial condition, results of operations or prospects as a result of the required adjustments to prior period financial statements; risks associated with the Company’s inability to prepare and timely file financial statements; potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments; potential adverse developments in connection with the ongoing SEC inquiry; potential adverse developments from enforcement actions by bank regulatory agencies; and developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States. The range provided for the impact on stockholders’ equity is an estimate and is subject to change. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.
Item 9.01      Exhibits.
99.1	Press Release of November 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: November 2, 2007

	By:	/s/ ANDRES I. PEREZ

Andres I. Perez Chief Financial Officer